Exhibit 99.2

Information About Our Non-GAAP Financial Measures

Regulation G and other provisions of the securities laws regulate the use of financial measures that are not prepared in accordance with generally accepted accounting principles (we refer to such measures as “non-GAAP financial measures”). In the press release included in this current report on Form 8-K, we provide information on “free cash flow”, “adjusted net income”, the related “adjusted earnings per share” (or “adjusted EPS”), “adjusted gross margin” and the related “adjusted gross margin percent,” each of which is a non-GAAP financial measure.

These non-GAAP financial measures should not be considered a replacement for GAAP results. We present adjusted results because we use these measures, together with GAAP measures, for internal managerial purposes and as a means to evaluate period-to-period comparisons. However, we do not, and you should not, rely on non-GAAP financial measures alone as measures of our performance. We believe that non-GAAP financial measures reflect an additional way of viewing aspects of our operations that – when taken together with GAAP results and the reconciliations to corresponding GAAP financial measures that we also provide in our press releases – provide a more complete understanding of factors and trends affecting our business. We strongly encourage you to review all of our financial statements and publicly-filed reports in their entirety and to not rely on any single financial measure. Our criteria for adjusted results may differ from methods used by other companies and may not be comparable and should not be considered as alternatives to net income or loss, gross margin, or other measures of consolidated operations and cash flow data prepared in accordance with US GAAP as indicators of our operating performance or as alternatives to cash flow as a measure of liquidity.

For information about our financial results as reported in accordance with GAAP, see Item 8 of Part II, “Consolidated Financial Statements and Supplementary Data” in our annual report on Form 10-K for the year ended December 30, 2012. For a quantitative reconciliation of our non-GAAP financial measures to the most comparable GAAP measures, see “Reconciliation of Net Income (Loss) to Adjusted Net Income (Loss)”, “Reconciliation of Gross Margin to Adjusted Gross Margin” and “Reconciliation of Cash Provided by Operating Activities to Free Cash Flow” in Exhibit 99.1 included in this current report on Form 8-K.

Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies’ non-GAAP financial measures, even if they have similar names.

Items That We Exclude In the Calculation of Adjusted Net Income (Loss)

Adjusted net income (loss), which we reconcile to net income (loss), excludes the following items:

•	restructuring and impairments,

•	costs associated with redemption of convertible debt,

•	amortization of acquisition-related intangibles,

•	gain on sale of equity investment,

•	impairment/write-off of equity investment,

•	gain associated with debt buyback,

•	goodwill impairment loss,

•	change in retirement plans,

•	impairment of investments,

•	loss on sale of securities,

•	VAT expense on internal IP sale,

•	charge (release) for litigation,

•	write-off of deferred financing fees

•	accelerated depreciation and inventory write-off (release) associated with fab closure,

•	the tax effects associated with the above and other acquisition-related intangibles, and

•	tax effects from finalized tax filings and positions.

Not all of these items are necessarily included in the calculation of net income (loss) each quarter. To understand which of the above items are included in the calculation of net income (loss), and excluded from the calculation of adjusted net income (loss), see the reconciliation data in Exhibit 99.1 included in this current report on Form 8-K.

Adjusted EPS is derived from adjusted net income (loss), using the same measures of outstanding shares as are used to calculate net income (loss) per share in accordance with GAAP.

Items That We Exclude In the Calculation of Adjusted Gross Margin

Adjusted gross margin, which we reconcile to gross margin, excludes accelerated depreciation, change in retirement plans, and inventory write-off (release) associated with fab closure.

Adjusted gross margin percent is derived from adjusted gross margin using the same measures of revenue as are used to calculate gross margin percent in accordance with GAAP.

Items That We Exclude In the Calculation of Free Cash Flow

Free cash flow, which we reconcile to cash provided by operating activities, excludes capital expenditures. Free cash flow is not intended as an alternative measure of cash flows provided by operating activities, as determined in accordance with GAAP.